EXHIBIT 10(iii)(b)

                        OVERSEAS SHIPHOLDING GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                      PLUS

              Amended and Restated Effective as of January 1, 2002

                  This Plan was established effective as of January 1, 1997 and was amended and restated effective as of January 1, 1999. The Plan is again amended and restated in the form set forth herein as of January 1, 2002 to reflect changes made in the Qualified Plan and the spin off from the Qualified Plan of the qualified defined benefit plans of certain previously participating employers therein.

            Maritime Overseas Corporation ("MOC") initially established a supplemental executive retirement plan in 1984 (the "1984 Plan") and established a subsequent supplemental executive retirement plan in 1988 (the "1988 Plan"), both primarily for the purpose of providing supplementary retirement benefits for a select group of management and highly compensated employees of MOC and certain participating employers. Overseas Shipholding Group, Inc. (the "Company") was a participating employer in the 1984 Plan and 1988 Plan. The provisions of the 1984 Plan and the 1988 Plan were merged and restated, effective January 1, 1995, in one plan, as they applied to Participants who were Employees of the Company on January 1, 1995 (the "Prior Plan"). The Prior Plan was divided into two parts as of January 1, 1997 - this Plan and the Basic Supplemental Executive Retirement Plan (the "Basic SERP").

            OSG Ship Management, Inc. ("OSGM") established the OSG Ship Management, Inc. Supplemental Executive Retirement Plan Plus (the "OSGM SERP Plus"), effective as of October 30, 1998 as a successor to the Maritime Overseas Corporation Supplemental Executive Retirement Plan Plus (the "MOC SERP Plus"). Because OSGM assumed the obligations of MOC with regard to the MOC SERP Plus, the OSGM SERP Plus applied to participants in the MOC SERP Plus who were not in pay status under the MOC SERP Plus on October 30, 1998. Effective as of January 1, 2002, the OSGM SERP Plus is merged into this Plan and this Plan is amended and restated effective as of January 1, 2002.

1. Definitions. For purposes of this Plan, the following definitions apply:

      (a) "Actuarial Equivalent" means an amount equal in value on an actuarial basis, as determined by an actuary selected by the Committee, based upon the mortality and interest rates set forth in the Qualified Plan, as amended from time to time. Determination of the Actuarial Equivalent in the Plan shall be subject to Exhibit C hereto.

      (b) "Affiliated Group" means the group of corporations and/or unincorporated trades or businesses consisting of an Employer and all its Affiliated Companies. For this purpose, an Affiliated Company includes (i) the Employer, (ii) a member of a controlled group of corporations of which the Employer is a member as determined in accordance with Section 414(b) of the Code, (iii) an unincorporated trade or business which is under common control with the Employer as determined in accordance with
Section 414(c) of the Code, or (iv) a member of an affiliated service group with the Employer, as defined in Section 414(m) or (o) of the Code.

      (c) "Basic Plan" means the Overseas Shipholding Group, Inc. Basic Supplemental Executive Retirement Plan.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Change of Control" means a change of control as provided in Exhibit A hereto.

      (f) "Code" means the Internal Revenue Code of 1986, as amended.

      (g) "Committee" means the Compensation Committee of the Board.

      (h) "Company" means Overseas Shipholding Group, Inc. or any successor thereto as a result of a merger or consolidation.

      (i) "Employee" means any person employed by an Employer.

      (j) "Employer" means the Company and OSG Ship Management, Inc.

      (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (l) "Initial Payment Date" means, except as otherwise provided herein, the first day of the month coinciding with or next following the latest of (i) three
(3) months after the date on which the Participant incurs a Termination of Employment, (ii) the Participant's fifty- fifth (55th) birthday, or (iii) such later date as the Participant elects in a writing filed with the Committee at least one (1) year prior to the Employee's Termination of Employment, provided that such election is approved by the Committee in its sole discretion. Such an election may be revoked by the Participant by written notice filed with the Committee at least one (1) year prior to Termination of Employment. Any election made under the Prior Plan shall be deemed to be an election made under this Plan.

      (m) "MOC" means Maritime Overseas Corporation or any successor thereto as a result of a merger or consolidation.

      (n) "Normal Retirement Date" means the first day of the month in which a Participant attains age 65.

      (o) "Participant" means the persons set forth on Exhibit B hereto and any other Employee of an Employer who is designated as a Participant in this Plan by the Committee.

      (p) "Plan" means this Overseas Shipholding Group, Inc. Supplemental Executive Retirement Plan Plus, as amended from time to time.


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

      (q) "Qualified Plan" means the Pension Plan for Employees of OSG Ship Management, Inc., as it is amended from time to time (formerly, the Pension Plan for Employees of Maritime Overseas Corporation).

      (r) "Standard Form" means a straight life annuity with no contingent benefit and no period certain.

      (s) "Supplemental Plus Benefit" means the lump sum benefit payable under this Plan.

      (t) "Termination of Employment" means termination of employment as an Employee of the Company and all members of the Company's Affiliated Group for any reason whatsoever, including but not limited to death, retirement, resignation or firing (with or without cause).

2. Supplemental Plus Benefit.

      (a) The Supplemental Plus Benefit shall be equal to the Actuarial Equivalent lump sum of the (i) hypothetical vested monthly accrued benefit (based on the provisions of the Qualified Plan) in the Standard Form the Participant would have received under the Qualified Plan (based solely on the Participant's compensation and service recognized under the Qualified Plan), on the Initial Payment Date if the limitations of Code Sections 401(a)(17) and 415 (as applied under the Qualified Plan) did not apply and the Participant was credited with such additional service and compensation that the Board, in its sole discretion, recognizes for purposes of the Supplemental Plus Benefit as provided pursuant to Section 2(c), less (ii) the Actuarial Equivalent monthly benefit on the Initial Payment Date of the Participant's actual monthly benefit in the Standard Form being received (or, if not then being received, assuming benefits under the Qualified Plan and Basic Plan had then commenced) under the Qualified Plan and the Basic Plan, as adjusted by (iii) the applicable amount, if any, set forth on Table A hereto.

      (b) The Company shall be liable for payment of a Participant's Supplemental Plus Benefit hereunder. Notwithstanding the foregoing, the Company may, in its sole discretion, if it determines it to be equitable based on a Participant's compensation and service, allocate responsibility for any or all of such Participant's Supplemental Plus Benefit to another Employer hereunder.

      (c) The Committee, in its sole discretion, may increase a Participant's Supplemental Plus Benefit, his recognized service or his recognized compensation and may establish such conditions on such increase as it deems appropriate. Such increases shall be recognized as provided in Exhibit C hereto.

      (d) Notwithstanding subsection (a) above and in lieu of any other amounts due hereunder, with respect to each Participant listed on Exhibit D hereto, the Supplemental Plus Benefit as of January 1, 2002 shall be the fixed monthly amount set forth on Exhibit D hereto with respect to such Participant, with interest accruing after such date at the rate of 5.12% per annum.


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

3. Payment.

      (a) Basic Form of Benefit. Subject to (b) below, a Participant's Supplemental Plus Benefit shall be paid in the form of a lump sum benefit, payable as soon as administratively feasible after the Initial Payment Date.

      (b) Optional Form of Benefit. The Participant shall have the right, in a writing filed with the Committee, to elect a form of benefit other than that specified in (a) above, provided, however, that such optional form of benefit is available under the Qualified Plan on the Initial Payment Date and that such election is made and filed at least one (1) year prior to the Participant's Termination of Employment and is approved by the Committee in its sole discretion. Such an election may be revoked by the Participant by written notice filed with the Committee at least one (1) year prior to Termination of Employment. Any election made under the Prior Plan shall be deemed to be an election made under this Plan.

      (c) Right to Accelerate Payment. Notwithstanding anything else herein, the Company shall have the right, in its sole and absolute discretion, to accelerate the payment of any Supplemental Plus Benefit payable hereunder; provided, that any accelerated payment(s) shall be equal to the Actuarial Equivalent of the Participant's Supplemental Plus Benefit assuming that the acceleration date is the Initial Payment Date and that the Participant has commenced to receive his benefits under the Qualified Plan and Basic Plan on the date of such payment.

      (d) Change of Control. Notwithstanding the above, upon the occurrence of a Change of Control, the Actuarial Equivalent of each Participant's then accrued Supplemental Plus Benefit (calculated based on the assumption that the Participant has commenced to receive his benefits under the Qualified Plan and Basic Plan on the date of such payment) shall be promptly paid in a lump sum to such Participant and, the Actuarial Equivalent of such payment shall be offset from the Supplemental Plus Benefit due the Participant on the Initial Payment Date.

      (e) Forfeiture. A Participant shall, in the sole discretion of the Committee, forfeit his Supplemental Plus Benefit in the event that within three
(3) years after his Termination of Employment he engages, without the prior written consent of the Committee, in any activity which the Committee, in its sole discretion, believes to be competitive with the activities of the Company or any member of the Affiliated Group. Such forfeiture shall be equal to the greater of (i) the unpaid portion of his Supplemental Plus Benefit and (ii) the portion of his Supplemental Plus Benefit, whether theretofore paid or not paid, which in the Standard Form would be attributable to the period after which he commences to compete. To the extent any forfeited amounts shall have theretofore been paid to the Participant, upon demand, he shall promptly refund such amounts to the Company. If he fails to promptly do so, he shall be liable to the Company for its costs of collection, including reasonable attorneys' fees and disbursements. This Section 3(e) shall not be applicable to any Participants whose Termination of Employment is less than ninety (90) days before or less than two (2) years after a Change of Control.


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

4. Death of Participant.

      (a) Death Prior to Initial Payment Date. In the event of the death of a Participant who has accrued a Supplemental Plus Benefit prior to his Initial Payment Date, his spouse and/or beneficiary shall receive a benefit calculated in the same manner as in the Qualified Plan (based on the Participant's compensation and service with an Employer that the Board, in its discretion, recognizes for purposes of the Supplemental Plus Benefit but without regard to Code Sections 401(a)(17) and 415) to the extent such benefit would be receivable under the terms of the Qualified Plan upon his death prior to commencement of benefits if the benefit was payable from the Qualified Plan less the benefits payable from the Qualified Plan and Basic Plan. His spouse and/or beneficiary shall be the same persons or entities as designated or determined under the Qualified Plan. The benefit payable hereunder, however, shall be paid in an Actuarial Equivalent lump sum as soon as administratively feasible after the Participant's death.

      (b) Death After Initial Payment Date. If a Participant dies on or after the Initial Payment Date, no death benefits will be payable hereunder upon the death of the Participant unless the Participant is receiving a form of benefit with a survivor benefit pursuant to Section 3(b) above. If a Participant is receiving a form of benefit with a survivor benefit, any benefits becoming due will, subject to Section 3(c) above, be paid in accordance with such form of benefit.

5. Reemployment.

            If a Participant is reemployed by the Company or any member of the Company's Affiliated Group after commencing to receive a Supplemental Plus Benefit hereunder but does not again become a Participant, the Committee shall have the right at its election to suspend benefits payable hereunder during such period of employment with an appropriate Actuarial Equivalent adjustment in his benefits when they recommence. If the former Participant again becomes a Participant accruing benefits under the Plan, he shall cease to receive Supplemental Plus Benefits, his prior election as to his form of benefit shall be deemed cancelled, he shall have his benefits recalculated based on his entire service for Employers offset by the Actuarial Equivalent of the previously received Supplemental Plus Benefit, and benefits shall be payable in accordance with Sections 3 and 4 above. In no event shall the combined Supplemental Plus Benefit (as actuarially adjusted to reflect Actuarial Equivalents) be greater than the Supplemental Plus Benefit the Participant would have received if his service had been continuous.

6. Claims Procedure.

      (a) The Committee shall be responsible for determining all claims for benefits under this Plan by the Participants or their beneficiaries. Within ninety (90) days after receiving a claim (or within up to one hundred eighty
(180) days, if the claimant is so notified, including notification of the reason for the delay), the Committee shall notify the Participant or beneficiary of its decision in writing, giving the reasons for its decision if adverse to the claim. If the decision is adverse to the claimant, the Committee shall advise him of the Plan provisions involved, of any additional information which he must provide to perfect his claim and why, and of his right to request a review of the decision.


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

      (b) A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The claimant, or his duly authorized representative, may review pertinent documents and submit written issues and comments.

      (c) Within sixty (60) days after receiving a request for review, the Committee shall notify the claimant in writing of (i) its decision, (ii) the reasons therefore, and (iii) the Plan provisions upon which it is based.

      (d) The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with ERISA, and the regulations issued thereunder.

      (e) The Committee shall have the full power and authority to interpret, construe and administer this Plan in its sole discretion based on the provisions of the Plan and to decide any questions and settle all controversies that may arise in connection with the Plan. Both the Committee's and the Board's interpretations and construction thereof, and actions thereunder, made in the sole discretion of the Committee and the Board, including any valuation of the Supplemental Plus Benefit, any determination under this Section 6, or the amount of the payment to be made hereunder, shall be final, binding and conclusive on all persons for all persons. No member of the Board or Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

      (f) The Committee shall determine, subject to the provisions of this Plan:
(i) the additional Employees who shall participate in the Plan from time to time; and (ii) when an Employee shall cease to be a Participant.

7. Construction of Plan.

            Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between any Employer and the Participants, their designated beneficiaries or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company or the Employer, as the case may be, and no person other than the Company or the Employer, as the case may be, shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company or an Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or such Employer, as the case may be.

8. Minors and Incompetents.

            If the Committee shall find that any person to whom payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine


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

it its sole discretion. Any such payment shall be a complete discharge of the liabilities of the Employers under this Plan.

9. Limitation of Rights.

            Nothing contained herein shall be construed as conferring upon an Employee the right to continue in the employ of the Employers or any member of the Affiliated Group as an executive or in any other capacity or to interfere with any Employer's right to discharge him at any time for any reason whatsoever.

10. Payment Not Salary.

            Any Supplemental Plus Benefit payable under this Plan shall not be deemed salary or other compensation to the Employee for the purposes of computing benefits to which he may be entitled under any pension plan or other arrangement of any Employer or any member of the Affiliated Group for the benefit of its employees.

11. Severability.

            In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision never existed.

12. Withholding.

            The Company or an Employer, as the case may be, shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments or accrual pursuant to this Plan.

13. Assignment.

            This Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company or an Employer sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company and Employers shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

14. Non-Alienation of Benefits.

            The benefits payable under this Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.


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

15. Governing Law.

            To the extent legally required, the Code and ERISA shall govern this Plan and, if any provision hereof is in violation of any applicable requirement thereof, the Company reserves the right to retroactively amend this Plan to comply therewith. To the extent not governed by the Code and ERISA, this Plan shall be governed by the laws of the State of New York, without regard to conflict of law provisions.

16. Amendment or Termination of Plan.

            The Board or the Committee may amend this Plan from time to time in any respect, and may at any time terminate the Plan in its entirety. In addition, at any time, the Board or the Committee may exclude any Participant from further participation in the Plan. In the event of any amendment, termination or exclusion, the Participant shall have a vested right to a benefit from this Plan equal to his total vested benefit from this Plan as of the date of such termination, amendment or exclusion. In the event of a termination of the Plan or exclusion of a Participant, the Company may distribute to each or any Participant, as it deems appropriate, the Actuarial Equivalent of his accrued benefit as of such date (as if a Termination of Employment had occurred) and have no further obligation hereunder. Section 3(e) above shall continue to apply to the Participant. Any such action by the Board or the Committee with respect to the Plan shall be binding on the Company, Employers and Employee.

17. Non-Exclusivity.

            The adoption of the Plan by the Employers shall not be construed as creating any limitations on the power of the Employers to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

18. Gender and Number.

            Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

19. Headings and Captions.

            The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.


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

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 4th day of November, 2002.

                                              OVERSEAS SHIPHOLDING GROUP, INC.


                                              By:   s/ ROBERT N. COWEN
                                                  ------------------------------
                                                  Title: Senior Vice President


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

                                     TABLE A

                                           ADDITIONAL MONTHLY ADJUSTMENT AMOUNT
PARTICIPANT                                (As a fixed monthly amount)
-----------                                ---------------------------

Robert N. Cowen                            $1,926.35
Morton P. Hyman                            $4,376.08


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

                                    EXHIBIT A

Change of Control

            For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if: (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof)), excluding the Company, any "Subsidiary", any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of any such plan acting in his capacity as trustee) and any person who (or group which includes a person who) is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) as of January 1, 1994 of at least fifteen percent (15%) of the common stock of the Company, becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company; (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder of the Company owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction if such shareholder is not as of January 1, 1994, the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of at least fifteen percent (15%) of the common stock of the Company); or (iii) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company, or the board of directors of any successor to the Company (the "Board"), provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision. Notwithstanding the foregoing, no Change of Control of the Company shall be deemed to have occurred for purposes of this Plan by reason of any Transaction which shall have been approved by action or vote of a majority of the Incumbent Directors.


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

                                    EXHIBIT B

                       Participants as of January 1, 2002

                               Morton P. Hyman
                               Robert N. Cowen
                               Robert Johnston
                               Peter Swift
                               Richard Raskin
                               Ian Blackley
                               Malcolm Hedley
                               Keith Moorhouse
                               Michael A. Recanati
                               Andrew Neuman
                               Gabriel Kahana


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

                                    EXHIBIT C

            1. Morton P. Hyman shall be credited with four (4) years extra service for purposes of calculating his Supplemental Plus Benefit and the death benefit. In addition, Mr. Hyman's Supplemental Plus Benefit shall be calculated using 75% of final average compensation if Mr. Hyman remains employed by the Company through December 31, 2002. If Mr. Hyman is involuntarily terminated without "cause," terminates for "good reason," dies while employed or his employment is terminated as a result of a "disability" during such three year period, he shall be treated as if he completed such three year period. In the event Mr. Hyman shall terminate employment with the Company without "good reason" during such three year period, his Supplemental Plus Benefit shall be calculated by increasing the percentage of final average compensation in such formula by 5% for each December 31st (but not above 15%) after January 1, 2000 that he was employed by the Company. For purposes of the foregoing, the terms "cause" and "good reason" shall have the meanings set forth in Mr. Hyman's Change of Control Agreement dated October 21, 1996 and "disability" shall mean Mr. Hyman's inability to substantially perform the duties of his position for a period of at least six (6) months, as determined by the Committee. Furthermore, the death benefit payable to Mr. Hyman's spouse in the event of his death after his attainment of age sixty-five (65) and prior to his commencement of benefits shall be paid in a lump sum equal to the amount that would have been paid to Mr. Hyman if he had terminated for "good reason" and received his benefit in a lump sum on the day before his death. The foregoing form of death benefit shall not be considered when calculating actuarial value equivalent of benefit forms for Mr. Hyman. Notwithstanding the foregoing, for purposes of calculating the Actuarial Equivalent of benefits payable under the Plan to Mr. Hyman, the mortality factors and interest rate under the Qualified Plan which would be used if benefits were paid out on his Normal Retirement Date shall be used instead of those in effect at the time of the calculation if the use of such factors in the aggregate would yield a benefit more favorable to Mr. Hyman. In addition, if the use of such factors would yield a benefit more favorable to Mr. Hyman, Mr. Hyman will receive an additional benefit under this Plan in an amount equal to the difference in the Actuarial Equivalent of his benefit under the Basic Plan had his benefit under the Basic Plan been calculated using the mortality factors and interest rate under the Qualified Plan which would be used if benefits under the Basic Plan were paid out on his Normal Retirement Date and his benefit under the Basic Plan calculated using the terms thereunder.

            2. Robert Johnston shall be credited with six (6) years extra service for purposes of calculating his Supplemental Plus Benefit and the death benefit.

            3. The Supplemental Plus Benefit payable with respect to Peter Swift shall be equal to the differential, if any, between (a) and (b) where (a) is equal to the theoretical actuarial value of the sum of the pension benefits that would be payable to him under the Qualified Plan and the Basic Plan, assuming that for purposes of such theoretical calculation, service with Maritime Overseas Corporation, Ltd.("MOCL") (and any predecessor) as well as service with the Company shall be considered and (b) is equal to the sum of the actuarial value of the pension benefits actually payable to him under the pension plan maintained by MOCL and the actuarial value of the sum of the pension benefits actually payable to him under the Qualified Plan and the Basic Plan. For purposes of such comparison, the conversion from pounds to dollars shall be based on the applicable conversion rate at Citibank, N.A. at the time of Mr. Swift's retirement and the actuarial assumptions shall be based on those set forth in the Qualified Plan, to the extent applicable.

            4. The Supplemental Plus Benefit payable with respect to Ian Blackley, Malcolm Hedley and Keith Moorhouse each shall be equal to the differential, if any, between (a) and (b) where (a) is equal to the theoretical actuarial value of the sum of the pension benefits that would be payable to each of them under the Qualified Plan and, if a Participant in the Basic Plan, under the Basic Plan, assuming that for purposes of such theoretical calculation, service with Maritime Overseas Corporation, Ltd. ("MOCL") (and any predecessor) as well as service with the Company shall be considered and (b) is equal to the sum of the actuarial value of the pension benefits actually payable to each of them under the pension plan maintained by MOCL and the actuarial value of the sum of the pension benefits actually payable to each of them under the Qualified Plan and, if applicable, the Basic Plan. For purposes of such comparison, the conversion from pounds to dollars shall be based on the applicable conversion rate at Citibank, N.A. at the time of such individual's retirement and the actuarial assumptions shall be based on those set forth in the Qualified Plan, to the extent applicable.

            5. The Supplemental Plus Benefit payable with respect to Richard Raskin shall be a monthly payment of $833.33 payable on or about the first day of each month after Mr. Raskin's attainment of age sixty-five (65) payable for a period of ten (10) years. In the event of Mr. Raskin's death, such monthly payments (or the balance thereof) shall be payable to Mr. Raskin's surviving spouse during her life, commencing the first day of the month following Mr. Raskin's death. No such payments shall be made to the estate of Mr. Raskin or the estate of his surviving spouse.

            6. Michael Recanati shall be credited with two (2) years extra service for purposes of calculating his Supplemental Plus Benefit and the death benefit.

            7. Andrew Neuman shall be credited with two (2) years extra service for purposes of calculating his Supplemental Plus Benefit and the death benefit.

            8. Gabriel Kahana shall be credited with one and one-half (1 1/2) years extra service for purposes of calculating his Supplemental Plus Benefit and the death benefit.


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

                                    EXHIBIT D

                                                 SUPPLEMENTAL PLUS BENEFIT
                                                 AS OF JANUARY 1, 2002
PARTICIPANT                                      (As a fixed monthly amount)
-----------                                      ---------------------------

Michael A. Recanati                              $1,766.48


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